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Exhibit 99.1

Tyco International Ltd. 90 Pitts Bay Road, 2nd Floor Pembroke HM 08, Bermuda Phone: 441-292-8674
FOR IMMEDIATE RELEASE
Contacts:	Media Relations: David Polk 609-720-4387 dpolk@tyco.com	Investor Relations: Ed Arditte 609-720-4621 John Roselli 609-720-4624

TYCO REPORTS FOURTH QUARTER EARNINGS OF $0.22 PER SHARE AND CONTINUED STRONG CASH FLOW

  •
  Results Include Net Charges Totaling $0.23 Per Share From Early Retirement of Debt, Restructuring Program and Divestitures

  •
  Cash Flow From Operating Activities of $1.4 Billion; Free Cash Flow of $1.4 Billion, Both Reduced by $400 Million of Voluntary Pension Contributions

PEMBROKE, Bermuda—Nov. 1, 2004—Tyco International Ltd. (NYSE: TYC; BSX: TYC) today reported diluted GAAP earnings per share (EPS) of $0.22 for the fourth quarter of its fiscal year ended Sept. 30, 2004, compared with a loss of $0.15 per share in the fourth quarter of 2003. Included in EPS were net charges totaling $0.23 per share consisting of $0.11 per share for early retirement of debt, $0.05 per share from the restructuring program and $0.07 per share from divestitures. Revenue grew 13 percent to $10.4 billion, with organic revenue growth of 7 percent in the quarter. Net income was $454 million, compared with a net loss of $297 million in the fourth quarter of 2003.

        Cash flow from operating activities totaled $1.4 billion and the company had free cash flow of $1.4 billion in the quarter. Both were reduced by approximately $400 million due to voluntary pension contributions.

        For the full year, the company had revenue of $40.2 billion, with organic revenue growth of 5 percent. Diluted GAAP EPS was $1.35 per share compared with $0.49 per share in 2003. Cash flow from operating activities totaled $5.4 billion and the company had free cash flow of $4.8 billion for the year. Both cash flow measures were reduced by approximately $575 million of voluntary pension contributions.

        "Our results this quarter were a strong finish to a year of important operational progress for Tyco," said Chairman and Chief Executive Officer Ed Breen. "Over the course of 2004, we experienced good growth in revenue, we expanded our margins and we used our strong cash flow to further strengthen Tyco's balance sheet."

        Organic revenue growth, free cash flow and net debt are non-GAAP financial measures and are described below. For a reconciliation of these non-GAAP measures, see the attached tables. To further assist in summarizing and understanding the charges included in Tyco's GAAP results for fiscal 2004, the company has provided a set of detailed schedules on its website http://investors.tyco.com/.

HIGHLIGHTS

  •
  Revenue grew 13 percent in the quarter with 7 percent organic revenue growth. For the full year, revenue grew 12 percent with organic revenue growth of 5 percent.

  •
  The company made significant progress in its Six Sigma and strategic sourcing programs, exceeding $550 million of combined net savings in 2004. For the year, the operating margin improved due in large part to the momentum of our operational intensity programs and the impact of divestitures.

  •
  The company's balance sheet was significantly strengthened during 2004, with the debt-to-capital ratio declining to 35.6 percent. Debt was $16.7 billion and net debt declined to $12.3 billion.

  •
  The company achieved full investment grade status from the rating agencies during the year, with Fitch increasing the company's debt ratings to BBB+ in the fourth quarter.

  •
  Investment in research and development increased 18 percent in 2004 to nearly $800 million.

RESTRUCTURING PROGRAM

        During the quarter, the company completed its restructuring program announced in November 2003. The program resulted in the closure of 227 facilities and a staffing reduction of 8,100 positions. These actions were completed ahead of schedule and will result in a higher level of annualized savings. (See attached summary).

        The restructuring is expected to generate approximately $285 million in annualized savings compared with an initial estimate of $230 million. The total cost was $417 million compared with an initial estimate of $389 million. Included in fourth quarter results were $216 million of charges related to the restructuring program, partially offset by $45 million of savings.

DIVESTITURES (EXCLUDING THE TYCO GLOBAL NETWORK)

        To date, the company has exited 27 businesses and has contracted to sell another 6 businesses. These businesses represent 70 percent of the total program measured on an annualized revenue basis. (See attached summary).

        Total realized proceeds from divestitures completed to date are $260 million. Businesses under contract to be divested are estimated to generate at least $150 million of additional proceeds. Included in fourth quarter results were charges of $125 million after-tax related to discontinued operations and $33 million pretax related to businesses reported in continuing operations.

DISCONTINUED OPERATIONS

        During the fourth quarter, the company began reporting certain businesses as discontinued operations. The financial statements attached to this press release reflect this treatment for all periods presented.

ACTIONS TO FURTHER STRENGTHEN BALANCE SHEET

        In May 2004, Tyco announced plans to further strengthen its balance sheet by using cash to reduce debt, including its accounts receivable securitization programs, subsidiary debt and convertible debt securities. The company also announced that it would make voluntary contributions to its pension plans. During the fourth quarter, the company used over $1.5 billion of cash to take the following actions:

  •
  Reduced the balance outstanding under its accounts receivable securitization programs by $396 million, including the elimination of the remaining $350 million of the corporate accounts receivable securitization program.

  •
  Used $750 million of cash to repurchase $517 million of convertible debt securities, which generated a non-tax deductible $241 million charge for early retirement of debt. In addition to retiring debt, this action reduced Tyco's diluted shares outstanding by 22.7 million shares.

  •
  Voluntarily contributed approximately $400 million to its pension plans.

        Going forward, the company expects to continue to use excess cash to strengthen the balance sheet, which could result in additional charges for early debt retirement.

OTHER ITEMS

  •
  Fourth quarter effective tax rate was 30.7 percent. The tax rate was increased by approximately 7 percentage points due to the charges related to early retirement of debt, restructuring and divestitures. The tax rate was also favorably impacted by certain tax items, which reduced the tax rate by approximately 3 percentage points.

  •
  Interest expense was $248 million for the quarter, a reduction of $23 million as compared with 2003.

  •
  Other expense of $247 million for the quarter consisted primarily of charges for early retirement of debt.

SEGMENT RESULTS

        The financial results presented in the tables below are in accordance with GAAP. All dollar amounts are pretax and stated in millions. All comparisons are to the quarter ended Sept. 30, 2003, unless otherwise indicated. All periods reflect the impact of discontinued operations accounting.

Fire & Security

	Sept. 30, 2004	Sept. 30, 2003	$ Change	% Change
Revenue	$2,894	$2,786	$108	4%
Operating Income	$159	$126	$33	26%
Operating Margin	5.5%	4.5%

        Revenue increased $108 million, or 4 percent, with organic revenue growth of 2 percent. Growth continued at Worldwide Security and Tyco Safety Products while the Worldwide Fire Service and Continental Europe Security businesses remained relatively flat. Worldwide Security benefited from increased sales to commercial customers in North America.     Tyco Safety Products had strong revenue growth, led by increased demand for breathing systems, video surveillance and access control equipment.

        Operating income was reduced by a net charge of $140 million related to the restructuring and divestiture programs announced in November 2003. This consisted of $146 million of restructuring charges, $30 million of restructuring savings and $24 million of divestiture charges. Last year's fourth quarter was impacted by $101 million of charges related to impairments, restructuring and other items. Operationally, the segment experienced solid margin improvements in all businesses due to better operating efficiencies.

Electronics

	Sept. 30, 2004	Sept. 30, 2003	$ Change	% Change
Revenue	$3,080	$2,686	$394	15%
Operating Income	$481	$116	$365	315%
Operating Margin	15.6%	4.3%

        Revenue increased $394 million, or 15 percent, with organic revenue growth of 12 percent. Solid organic revenue growth for connectors and cable assemblies was driven by strength in the automotive, industrial, communications, computer and consumer electronics markets. Revenue growth in connectors and cable assemblies was partially offset by continued weakness in sales of power systems and commercial electrical services. The commercial electrical services unit was divested in September 2004, resulting in a $9 million charge in the quarter.

        Operating income grew to $481 million and the operating margin improved to 15.6 percent due to higher sales and improved operating leverage. Prior year results included a $278 million goodwill impairment charge. Higher year-over-year metals costs, primarily copper and gold, adversely impacted the operating margin by approximately 70 basis points.

Healthcare

	Sept. 30, 2004	Sept. 30, 2003	$ Change	% Change
Revenue	$2,387	$2,179	$208	10%
Operating Income	$631	$590	$41	7%
Operating Margin	26.4%	27.1%

        Revenue increased $208 million, or 10 percent, with organic revenue growth of 5 percent driven by International, Medical and Imaging. International experienced strong growth in both Europe and Asia. Medical growth was driven by new products and market share gains in wound care. Growth in Imaging was also positively impacted by new product sales.

        Operating income increased 7 percent due to increased volumes and continued operating efficiencies. Operating income was adversely impacted by a $29 million charge for a previously disclosed legal matter. Research and development spending increased by $15 million, or 32 percent.

Engineered Products & Services

	Sept. 30, 2004	Sept. 30, 2003	$ Change	% Change
Revenue	$1,621	$1,180	$441	37%
Operating Income	$158	$74	$84	114%
Operating Margin	9.7%	6.3%

        Revenue increased $441 million, or 37 percent, with growth in all four business units. Organic revenue growth was 15 percent, led by strength in Electrical & Metal Products, Flow Control and Fire & Building Products. In addition, the inclusion of $210 million in revenue of certain subcontract costs previously treated as pass-through to customers at Infrastructure Services added 18 percentage points to the overall growth rate. This reclassification, which was reported previously, had no impact on operating income and is excluded from organic revenue growth.

        Operating income increased $84 million which included $45 million of charges and $6 million of savings related to the restructuring and divestiture programs announced in November 2003. Operationally, the segment experienced margin improvements in Electrical & Metal Products due to continued strength in the steel market as well as improvements in Infrastructure Services.

Plastics & Adhesives

	Sept. 30, 2004	Sept. 30, 2003	$ Change	% Change
Revenue	$453	$435	$18	4%
Operating Income	$3	$32	$(29)	(91)%
Operating Margin	0.7%	7.4%

        Revenue increased $18 million, or 4 percent, most of which was organic revenue growth. Growth in the Plastics business unit was partially offset by decreases in A&E and Adhesives.

        Operating income included $27 million of charges and $10 million of savings related to the restructuring program announced in November 2003. Operationally, improvements in Plastics were offset by weakness in A&E.

OUTLOOK

        For the full year of 2005, the company expects to achieve EPS from continuing operations of $1.88 to $1.98 and first quarter EPS from continuing operations of $0.40 to $0.42. This EPS outlook excludes any charges related to divestitures or early retirement of debt. The company expects cash from operating activities of approximately $7 billion and free cash flow in excess of $5 billion in 2005 before any voluntary pension contributions.

        EPS from continuing operations excluding charges and cash flow before voluntary pension contributions are non-GAAP measures and are described below.

        Reflecting on the company's progress for the year, Ed Breen concluded: "This was an important year for building Tyco into an operating company. Our balance sheet gives us enhanced financial flexibility. Our investments in research and development are helping to lay a foundation for driving organic revenue growth. And our Six Sigma and strategic sourcing initiatives are generating significant savings while creating operating efficiencies across Tyco. The momentum we established throughout 2004 positions us nicely for another good year in 2005."

ABOUT TYCO INTERNATIONAL

        Tyco International Ltd. is a global, diversified company that provides vital products and services to customers in five business segments: Fire & Security, Electronics, Healthcare, Engineered Products & Services, and Plastics & Adhesives. With 2004 revenue of $40 billion, Tyco employs 260,000 people worldwide. More information on Tyco can be found at www.tyco.com.

CONFERENCE CALL AND WEBCAST

        The company will hold a conference call for investors today beginning at 8:30 a.m. ET. The call can be accessed in three ways:

  •
  At Tyco's website: http://investors.tyco.com. A replay of the call will be available through Nov. 18, 2004 at the same website.

  •
  By telephone dial-in to participate in a "listen-only" mode. The telephone dial-in number for participants in the United States is (800) 260-0712. The telephone dial-in number for participants outside the United States is (612) 326-1000. The access code for all "listen-only" callers is 749042. Investors who do not intend to ask questions should dial this number.

  •
  By telephone dial-in with the capability to participate in the question-and-answer portion of the call. The telephone dial-in number for participants in the United States is (888) 428-4479. The telephone dial-in number for participants outside the United States is (612) 326-1011.

        An audio replay of the conference call will be available beginning at 12:00 p.m. on Nov 1, 2004 and ending at 11:59 p.m. on Nov. 8, 2004. The dial-in number for participants in the United States is (800) 475-6701. For participants outside the United States the dial-in number is (320) 365-3844. The replay access code for all callers is 749043.

NON-GAAP MEASURES

        "EPS from continuing operations excluding charges," "Cash flow excluding voluntary pension contributions," "free cash flow" (FCF), "organic revenue growth" and "net debt" are non-GAAP measures and should not be considered replacements for GAAP results.

        The company has forecast its EPS from continuing operations results excluding divestiture charges and charges relating to early retirement of debt to give investors additional perspective on the underlying business results. Because the company cannot predict the amount and timing of divestitures or debt retirement and the associated charges or gains that will be taken, it is difficult to accurately include the impact of those items in the forecast. The company has forecast its cash flow results excluding any voluntary pension contribution because it has not yet made a determination about the amount and timing of any such contribution.

        The difference between Cash Flows from Operating Activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows that the company believes are useful to identify. FCF permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation. It is also a significant component in the company's incentive compensation plans. The difference reflects the impact from:

  •
  the sale of accounts receivable programs,

  •
  net capital expenditures,

  •
  acquisition of customer accounts (ADT dealer program),

  •
  cash paid for purchase accounting and holdback/earn-out liabilities and

  •
  dividends paid.

        See the accompanying tables to this press release for a cash flow statement presented in accordance with GAAP and a reconciliation presenting the components of FCF.

        The impact from the sale of accounts receivable programs is added or subtracted from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity. Capital expenditures, the ADT dealer program and dividends are subtracted because they represent long-term commitments. Cash paid for purchase accounting and holdback/earn-out liabilities is subtracted from Cash Flow from Operating Activities because these cash outflows are not available for general corporate uses.

        The limitation associated with using FCF is that it subtracts cash items that are ultimately within management and the Board of Directors' discretion to direct and that therefore may imply that there is less or more cash that is available for the company's programs than the most comparable GAAP measure. This limitation is best addressed by using FCF in combination with the GAAP cash flow numbers.

        FCF as presented herein may not be comparable to similarly titled measures reported by other companies. The measure should be used in conjunction with other GAAP financial measures. Investors are urged to read the company's financial statements as filed with the Securities and Exchange Commission, as well as the accompanying tables to this press release that shows all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from Investing Activities, Cash Flows from Financing Activities and a reconciliation of the company's total cash and cash equivalents for the period.

        "Organic revenue growth" is an important measure used by the company to measure the underlying results and trends in the business. The difference between reported net revenue growth (the most comparable GAAP measure) and organic revenue growth (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures, and revenue reclassifications.

        Organic revenue growth is an important measure of the company's performance because it excludes items that: i) are not completely under management's control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity, or revenue reclassification. It is also a component of the company's compensation programs. The limitation of this measure is that it excludes items that have an impact on the company's revenue. This limitation is best addressed by using organic revenue growth in combination with the GAAP numbers. See the accompanying tables to this press release for the reconciliation presenting the components of organic revenue growth.

        Net debt is a non-GAAP measure and should not be considered a replacement for GAAP results. Net debt is total debt (the most comparable GAAP measure) minus cash and cash equivalents. Management believes net debt is an important measure of liquidity, which it uses as a tool to measure its ability to meet its future debt obligations. Cash and cash equivalents are subtracted from the GAAP measure because they could be used to reduce our debt obligations. See the accompanying table to this press release for the reconciliation of Net Debt.

        The limitation associated with using net debt is that it subtracts cash items and therefore may imply that there is less company debt than the most comparable GAAP measure indicates and may exclude certain cash items that are not readily available for repaying debt. This limitation is best addressed by using net debt in combination with total debt because net debt may be significantly lower than the GAAP measure. Net debt should be used in conjunction with other GAAP financial measures.

FORWARD-LOOKING STATEMENTS

        This release may contain certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing the following subjects: future financial condition and operating results. Economic, business, competitive and/or regulatory factors affecting Tyco's businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. More detailed information about these and other factors is set forth in Tyco's Annual Report on Form 10-K for the period ended Sept. 30, 2003, Tyco's Current Report on Form 8-K filed on March 10, 2004, and Tyco's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004.

###

TYCO INTERNATIONAL LTD.

Condensed Consolidated Statements of Operations

(in millions, except per share data)

(Unaudited)

	Quarter Ended September 30,		Year Ended September 30,
	2004(1)	2003	2004(1)	2003
Net revenues	$10,442	$9,273	$40,153	$35,987
Cost of sales	6,684	6,116	25,651	23,180
Selling, general and administrative expenses	2,222	1,969	8,721	8,719
Restructuring, impairment and other charges, net	215	736	348	751
Goodwill impairment	—	278	—	278
Losses and impairments on divestitures, net	33	—	116	—

Operating income	1,288	174	5,317	3,059
Interest income	35	20	91	107
Interest expense	(248)	(271)	(963)	(1,148)
Other expense, net	(247)	(12)	(286)	(223)

Income (loss) from continuing operations before income taxes and minority interest	828	(89)	4,159	1,795
Income taxes	(254)	(126)	(1,140)	(757)
Minority interest	(3)	(1)	(14)	(3)

Income (loss) from continuing operations	571	(216)	3,005	1,035
(Loss) income from discontinued operations, net of income taxes	(117)	(6)	(126)	20

Income (loss) before cumulative effect of accounting change	454	(222)	2,879	1,055
Cumulative effect of accounting change, net of income taxes	—	(75)	—	(75)

Net income (loss)	$454	$(297)	$2,879	$980

Basic earnings (loss) per common share:
Income (loss) from continuing operations	$0.28	$(0.11)	$1.50	$0.52
(Loss) income from discontinued operations, net of income taxes	(0.05)	(0.00)	(0.06)	0.01
Cumulative effect of a change in accounting, net of income taxes	—	(0.04)	—	(0.04)

Net income (loss)	$0.23	$(0.15)	$1.44	$0.49

Diluted earnings (loss) per common share:
Income (loss) from continuing operations	$0.27	$(0.11)	$1.41	$0.52
(Loss) income from discontinued operations, net of income taxes	(0.05)	(0.00)	(0.06)	0.01
Cumulative effect of a change in accounting, net of income taxes	—	(0.04)	—	(0.04)

Net income (loss)	$0.22	$(0.15)	$1.35	$0.49

Weighted-average number of common shares outstanding:
Basic	2,005	1,996	2,001	1,995
Diluted	2,217	1,996	2,216	2,003

(1)
Net revenues and cost of sales reflect the impact of certain subcontract costs previously treated as pass through to customers at Infrastructure Services of $210 million and $739 million for the quarter and year ended September 30, 2004, respectively. This reclassification had no impact on operating income.

Income Reconciliation for Diluted EPS:
Income (loss) from continuing operations	$571	$(216)	$3,005	$1,035
Add back of interest expense for convertible debt	26	—	109	1

Income (loss) from continuing operations, giving effect to dilutive adjustments	597	(216)	3,114	1,036
(Loss) income from discontinued operations, net of income taxes	(117)	(6)	(126)	20
Cumulative effect of accounting change, net of income taxes	—	(75)	—	(75)

Net income (loss), giving effect to dilutive adjustments	$480	$(297)	$2,988	$981

TYCO INTERNATIONAL LTD.

Results of Segments

(in millions)

(Unaudited)

	Quarter Ended September 30,					Year Ended September 30,
	2004			2003		2004			2003
NET REVENUES
Fire and Security	$2,894			$2,786		$11,447			$10,832
Electronics	3,080			2,686		11,822			10,492
Healthcare	2,387			2,179		9,110			8,420
Engineered Products and Services	1,621	(1)		1,180		6,007	(1)		4,498
Plastics and Adhesives	453			435		1,742			1,731
Corporate and Other	7			7		25			14

Total Net Revenues	10,442			9,273		40,153			35,987
OPERATING INCOME
Fire and Security	159		5.5%	126	4.5%	899		7.9%	342	3.2%
Electronics	481		15.6%	116	4.3%	1,749		14.8%	1,241	11.8%
Healthcare	631		26.4%	590	27.1%	2,365		26.0%	2,104	25.0%
Engineered Products and Services	158		9.7%	74	6.3%	620		10.3%	362	8.0%
Plastics and Adhesives	3		0.7%	32	7.4%	69		4.0%	171	9.9%

	1,432			938		5,702			4,220
Less: Corporate and other	(144)			(764)		(385)			(1,161)

Operating Income	$1,288		12.3%	$174	1.9%	$5,317		13.2%	$3,059	8.5%

(1)
Net revenues and cost of sales reflect the impact of certain subcontract costs previously treated as pass through to customers at Infrastructure Services of $210 million and $739 million for the quarter and year ended September 30, 2004, respectively. This reclassification had no impact on operating income.

TYCO INTERNATIONAL LTD.

Condensed Consolidated Balance Sheets

(in millions)

(Unaudited)

	September 30, 2004	June 30, 2004(1)	September 30, 2003(1)
Current Assets:
Cash and cash equivalents	$4,467	$4,022	$4,186
Accounts receivable, net	6,463	6,222	5,555
Inventories, net	4,365	4,472	4,232
Other current assets	2,279	2,463	2,964
Assets held for sale	615	525	489

Total current assets	18,189	17,704	17,426
Property, plant and equipment, net	9,635	9,664	10,178
Goodwill	25,748	25,764	25,553
Intangible assets, net	5,335	5,409	5,779
Other assets	4,005	3,950	4,112

Total Assets	$62,912	$62,491	$63,048

Current Liabilities:
Loans payable and current maturities of long-term debt	$2,116	$2,011	$2,714
Accounts payable	2,698	2,632	2,598
Accrued expenses and other current liabilities	5,523	5,302	5,273
Liabilities held for sale	523	180	192

Total current liabilities	10,860	10,125	10,777
Long-term debt	14,617	15,070	18,251
Other long-term liabilities	7,063	7,628	7,538

Total Liabilities	32,540	32,823	36,566
Minority interest	68	68	113
Shareholders' equity	30,304	29,600	26,369

Total Liabilities and Shareholders' Equity	$62,912	$62,491	$63,048

(1)
In 2004, the company undertook a comprehensive project to reconcile its 2003 deferred income tax accounts with previously filed tax returns worldwide. While the results of this project were not material to the financial statements, the company has reclassified certain account balances in the June 30, 2004 and September 30, 2003 balance sheets to enhance comparability. There was no cash flow or income impact from these reclassifications.

TYCO INTERNATIONAL LTD.

Consolidated Statements of Cash Flows

(in millions)

(Unaudited)

	Quarter Ended September 30,		Year Ended September 30,
	2004	2003	2004	2003
Cash Flows from Operating Activities:
Net income (loss)	$454	$(297)	$2,879	$980
Loss (income) from discontinued operations, net	117	6	126	(20)
Cumulative effect of accounting change, net	—	75	—	75

Income (loss) from continuing operations	571	(216)	3,005	1,035
Adjustments to reconcile to net cash provided by operating activities:
Non-cash restructuring, impairment and other charges, net	48	740	69	779
Goodwill impairment	—	278	—	278
Non-cash losses and impairments on divestitures, net	33	—	111	—
Loss on investments	5	12	1	87
Depreciation and amortization	534	561	2,176	2,183
Deferred income taxes	32	(39)	256	357
Provision for losses on accounts receivable and inventory	75	182	321	580
Debt and refinancing cost amortization	10	26	55	116
Loss (gain) on the retirement of debt	241	(24)	284	128
Other non-cash items	33	60	96	111
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	21	129	(153)	309
Decrease in sale of accounts receivable programs	(396)	(63)	(929)	(119)
Inventories, net	34	222	(225)	418
Other current assets	(68)	90	(72)	(25)
Accounts payable	111	(76)	76	(623)
Accrued expenses and other liabilities	20	(313)	38	(578)
Income taxes	136	88	310	201
Other	(14)	96	(35)	72

Net cash provided by operating activities	1,426	1,753	5,384	5,309

Cash Flows From Investing Activities:
Capital expenditures, net	(341)	(258)	(1,015)	(1,274)
Acquisition of businesses, net of cash acquired	(2)	(9)	(15)	(44)
Acquisition of customer accounts (ADT dealer program)	(67)	(91)	(254)	(597)
Cash paid for purchase accounting and holdback/earn-out liabilities	(24)	(45)	(107)	(272)
Disposal of businesses, net of cash retained by businesses sold	91	1	236	9
Decrease (increase) in investments	30	(19)	423	(383)
Decrease (increase) in current and non-current restricted cash	39	(26)	342	(228)
Other	(13)	(15)	(25)	58

Net cash used in investing activities	(287)	(462)	(415)	(2,731)

Cash Flows From Financing Activities:
Net repayments of debt	(753)	(1,007)	(4,772)	(4,617)
Proceeds from exercise of share options	30	7	155	15
Dividends paid	(25)	(25)	(100)	(101)
Other	(4)	(2)	(25)	(9)

Net cash used in financing activities	(752)	(1,027)	(4,742)	(4,712)

Effect of currency translation on cash	19	(22)	45	89
Effect of discontinued operations on cash	39	20	9	53
Net increase (decrease) in cash and cash equivalents	445	262	281	(1,992)
Cash and cash equivalents at beginning of period	4,022	3,924	4,186	6,178

Cash and cash equivalents at end of period	$4,467	$4,186	$4,467	$4,186

RECONCILIATION TO "FREE CASH FLOW":
Net cash provided by operating activities	$1,426	$1,753	$5,384	$5,309
Sale of accounts receivable programs	396	63	929	119
Capital expenditures, net	(341)	(258)	(1,015)	(1,274)
Acquisition of customer accounts (ADT dealer program)	(67)	(91)	(254)	(597)
Cash paid for purchase accounting and holdback/earn-out liabilities	(24)	(45)	(107)	(272)
Dividends paid	(25)	(25)	(100)	(101)

FREE CASH FLOW	$1,365	$1,397	$4,837	$3,184

Note: Free cash flow is a non-GAAP measure. See description of non-GAAP measures contained in this release.

TYCO INTERNATIONAL LTD.

Net Debt Reconciliation

(in millions)

(Unaudited)

	Quarter Ended September 30, 2004		Year Ended September 30, 2004
Total debt at beginning of period		$17,081		$20,965
Less: cash and cash equivalents at beginning of period		4,022		4,186

Net debt balance at beginning of period		13,059		16,779
Less the following:
Operating cash flow	1,426		5,384
Capital expenditures, net	(341)		(1,015)
Acquisition of customer accounts (ADT dealer program)	(67)		(254)
Cash paid for purchase accounting and holdback/earn-out liabilities	(24)		(107)
Disposal of businesses, net of cash retained by businesses sold	91		236
Decrease in investments	30		423
Decrease in current and non-current restricted cash	39		342
Proceeds from exercise of share options	30		155
Foreign currency translation adjustments on debt	(14)		(205)
Impact of adoption of FIN 46R	—		65
Premium paid on the retirement of debt	(233)		(270)
Dividends paid	(25)		(100)
Other	(119)		(141)

		793		4,513

Net debt balance at September 30, 2004		12,266		12,266
Plus: cash and cash equivalents at September 30, 2004		4,467		4,467

Total debt at September 30, 2004		$16,733		$16,733

Note: Net debt is a non-GAAP measure. See description of non-GAAP measures contained in this release.

TYCO INTERNATIONAL LTD.

Organic Revenue Growth Reconciliation

(in millions)

(Unaudied)

	Quarter Ended September 30, 2004
	Net Revenues		Foreign Currency		Divestitures and Other			Organic Revenue Growth		Net Revenues for the Quarter Ended September 30, 2003
Fire and Security	$2,894	3.9%	$101	3.7%	$(53)	-2.0%		$60	2.2%	$2,786
Electronics	3,080	14.7%	105	4.0%	(12)	-1.0%		301	11.6%	2,686
Healthcare	2,387	9.5%	56	2.5%	36	1.7	%(1)	116	5.3%	2,179
Engineered Products and Services	1,621	37.4%	55	4.7%	212	17.8	%(2)	174	14.8%	1,180
Plastics and Adhesives	453	4.2%	2	0.4%	—	0.0%		16	3.8%	435
Corporate and Other	7	NM	—	NM	—	NM		—	NM	7

Total Net Revenues	$10,442	12.6%	$319	3.5%	$183	1.8%		$667	7.3%	$9,273

	Year Ended September 30, 2004
	Net Revenues		Foreign Currency		Divestitures and Other			Organic Revenue Growth		Net Revenues for the Year Ended September 30, 2003
Fire and Security	$11,447	5.7%	$526	5.0%	$(82)	-0.9%		$171	1.6%	$10,832
Electronics	11,822	12.7%	560	5.5%	(34)	-0.7%		804	7.9%	10,492
Healthcare	9,110	8.2%	292	3.5%	(5)	-0.1%		403	4.8%	8,420
Engineered Products and Services	6,007	33.6%	298	6.6%	759	16.8	%(3)	452	10.1%	4,498
Plastics and Adhesives	1,742	0.7%	9	0.5%	—	0.0%		2	0.1%	1,731
Corporate and Other	25	NM	—	NM	—	NM		11	NM	14

Total Net Revenues	$40,153	11.6%	$1,685	4.8%	$638	1.6%		$1,843	5.2%	$35,987

(1)
Amount consists of a $39 million adjustment related to certain distributor agreements in fiscal 2003.

(2)
Amount includes of $210 million related to a revenue reclassification at Infrastructure Services for certain subcontract costs previously treated as pass through to customers.

(3)
Amount includes of $739 million related to a revenue reclassification at Infrastructure Services for certain subcontract costs previously treated as pass through to customers and $18 of Infrastructure Services revenue which resulted from the consolidation of several joint ventures under FIN 46 during Fiscal 2004.

Note: Organic revenue growth is a non-GAAP measure. See description of non-GAAP measures contained in this release.

TYCO INTERNATIONAL LTD.

Summary of Restructuring

(in millions, except for employees and facilities)

	November 2003 Announcement				Program Actual
	2003	2004	2005	Total Program	2003	2004	Total Program
Costs
Fire and Security	26	160	54	240	26	214	240
Plastics and Adhesives	0	100	0	100	0	91	91
Engineered Products and Services	18	20	2	40	18	59	77
Corporate	9	0	0	9	9	0	9
Total	53	280	56	389	53	364	417
Estimated Benefits
		2004		Annualized Benefits		2004	Annualized Benefits
Fire and Security		95		160		78	180
Plastics and Adhesives		25		45		23	45
Engineered Products and Services		15		25		16	60
Total		135		230		117	285
Net Employees Impacted
Fire and Security				5,000			5,900
Plastics and Adhesives				1,900			1,100
Engineered Products and Services				275			1,100
Total				7,175			8,100
Net Facilities Reduced
Fire and Security				184			164
Plastics and Adhesives				30			28
Engineered Products and Services				5			35
Total				219			227

TYCO INTERNATIONAL LTD.

Summary of Divestitures

(in millions, except number of businesses)

(excludes TGN)

			As of November 1, 2004
	November 2003 Announcement		Closed / Exited	Under Contract		Total to Date
Number of Businesses	50	+	27	6		33
Annual Revenue	$2,100		$700	$750		$1,450
Annual Operating Income	$55		$20	$10		$30
Proceeds	$400	+	$260	$150	+	$410	+
Pretax Charges	$250 - $750		$80	$100		$180

QuickLinks

TYCO REPORTS FOURTH QUARTER EARNINGS OF $0.22 PER SHARE AND CONTINUED STRONG CASH FLOW
TYCO INTERNATIONAL LTD. Condensed Consolidated Statements of Operations (in millions, except per share data) (Unaudited)
TYCO INTERNATIONAL LTD. Results of Segments (in millions) (Unaudited)
TYCO INTERNATIONAL LTD. Condensed Consolidated Balance Sheets (in millions) (Unaudited)
TYCO INTERNATIONAL LTD. Consolidated Statements of Cash Flows (in millions) (Unaudited)
TYCO INTERNATIONAL LTD. Net Debt Reconciliation (in millions) (Unaudited)
TYCO INTERNATIONAL LTD. Organic Revenue Growth Reconciliation (in millions) (Unaudied)
TYCO INTERNATIONAL LTD. Summary of Restructuring (in millions, except for employees and facilities)
TYCO INTERNATIONAL LTD. Summary of Divestitures (in millions, except number of businesses) (excludes TGN)